UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	May 1, 2001

TICKETS.COM, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-27893	06-1424841

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 Anton Boulevard, Costa Mesa, California	92626

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(714) 327-5400

Not Applicable

(Former name or former address, if changed since last report)

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

      (c) Exhibits.

4.1	Certificate of the Powers, Designations, Preferences and Rights of the Series F Senior Cumulative Redeemable Preferred Stock.

4.2	Registration Rights Agreement dated June 21, 2001 by and among Tickets.com, Inc. and General Atlantic Partners 74 L.P., GAP Coinvestment Partners II, L.P., GapStar, LLC, International Capital Partners, Inc., Profit Sharing Trust, Ardara Inc. and the persons listed on Schedule 1 thereto.

10.1	Stock Purchase Agreement dated May 1, 2001 by and among Tickets.com, Inc. and General Atlantic Partners 74, L.P., GAP Coinvestment Partners II, L.P., GapStar, LLC, and International Capital Partners, Inc., Profit Sharing Trust.

10.2	Amendment No. 1 to Stock Purchase Agreement, dated June 21, 2001 by and among Tickets.com, Inc. and General Atlantic Partners 74, L.P., GAP Coinvestment Partners II, L.P., GapStar, LLC, and International Capital Partners, Inc., Profit Sharing Trust.

10.3	Amendment No. 2 to Stock Purchase Agreement, dated as of June 21, 2001 by and among Tickets.com, Inc., General Atlantic Partners 74, L.P., GAP Coinvestment Partners II, L.P., GapStar, LLC and International Capital Partners, Inc., Profit Sharing Trust, Sports Capital Partners, L.P., Sports Capital Partners (Cayman Islands), L.P., Sports Capital Partners CEV, LLC, Ardara Inc. and the persons listed on Exhibit A thereto.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TICKETS.COM, INC. (Registrant)

Date: June 22, 2001	By	/s/ ERIC BAUER

Name: Eric Bauer Title: Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

4.1	Certificate of the Powers, Designations, Preferences and Rights of the Series F Senior Cumulative Redeemable Preferred Stock.

4.2	Registration Rights Agreement dated June 21, 2001 by and among Tickets.com, Inc., General Atlantic Partners 74 L.P., GAP Coinvestment Partners II, L.P., GapStar, LLC, International Capital Partners, Inc., Profit Sharing Trust, Ardara Inc. and the persons listed on Schedule 1 thereto.

10.1	Stock Purchase Agreement dated May 1, 2001 by and among Tickets.com, Inc., General Atlantic Partners 74, L.P., GAP Coinvestment Partners II, L.P., GapStar, LLC, and International Capital Partners, Inc., Profit Sharing Trust.

10.2	Amendment No. 1 to Stock Purchase Agreement, dated June 21, 2001, by and among Tickets.com, Inc., General Atlantic Partners 74, L.P., GAP Coinvestment Partners II, L.P., GapStar, LLC, and International Capital Partners, Inc., Profit Sharing Trust.

10.3	Amendment No. 2 to Stock Purchase Agreement, dated as of June 21, 2001, by and among Tickets.com, Inc., General Atlantic Partners 74, L.P., GAP Coinvestment Partners II, L.P., GapStar, LLC and International Capital Partners, Inc., Profit Sharing Trust, Sports Capital Partners, L.P., Sports Capital Partners (Cayman Islands), L.P., Sports Capital Partners CEV, LLC, Ardara Inc. and the persons listed on Exhibit A thereto.